Exhibit 99.1

Contacts: Rob Stewart Investor Relations Tel (949) 480-8300 Fax (949) 480-8301

FOR RELEASE
July 26, 2007

ACACIA RESEARCH REPORTS SECOND QUARTER 2007
FINANCIAL RESULTS

Newport Beach, Calif. - (BUSINESS WIRE) - July 26, 2007 - Acacia Research Corporation (Nasdaq: ACTG; CBMX) today reported results for the three months ended June 30, 2007. Acacia Research Corporation comprises two operating groups, the Acacia Technologies group and the CombiMatrix group.

“Acacia Technologies revenues for the second quarter of 2007 were $5,865,000 compared to $14,371,000 in the year ago period.  Trailing 12-month revenues were $46,800,000 compared to $34,100,000 at the end of the second quarter of 2006,” commented Acacia Research Corporation Chairman and CEO, Paul Ryan.

“Acacia Technologies reported a second quarter GAAP net loss of $3,588,000 or $0.13 per share, including non-cash patent amortization and non-cash stock compensation charges totaling $2,458,000.  Cash and cash equivalents and short-term investments were $50,375,000 as of June 30, 2007 compared to $44,998,000 as of December 31, 2006.”

“Acacia Technologies entered into 20 new licensing agreements in the second quarter and generated revenues from 8 different licensing programs.  We also acquired control of 11 new patent portfolios in the quarter and now control 76 patent portfolios.  Acacia continues to build its leadership position in patent licensing and our acquisition of new patent portfolios is increasing opportunities for future revenue growth,” concluded Mr. Ryan.

“The CombiMatrix group achieved revenues of $1,336,000 for the second quarter of 2007. This represented an 18% increase over the first quarter of 2007. In addition, our cash burn excluding financing activities for the quarter was only $2,721,000 compared to $4,192,000 for the previous quarter. This represents a 35% reduction in our cash burn. Contributing to the improvement were significant cost cutting measures. As a result, we ended the second quarter of 2007 with nearly $13 million in cash, cash equivalents and short-term investments on our balance sheet,” commented Dr. Amit Kumar, CEO and President of CombiMatrix Corporation.

“We have made significant organizational changes in our fixed and variable costs in order to finance the expansion of our business into the molecular diagnostics sector and to conserve our capital, and we expect these measures and increases in revenues to improve our cash burn throughout 2007. Our molecular diagnostics laboratory has launched several array-based diagnostic services in the areas of congenital genetic disorders, oncology and infectious diseases. Already, we have launched and are operating more DNA microarray diagnostics than any other company. We also have a rich pipeline of pending products to be launched during the second half of 2007 and beyond. We are making progress in establishing our presence in the molecular diagnostics markets, building our diagnostics sales and marketing infrastructure and entering relationships with other laboratories to expand the reach of our diagnostic services,” concluded Dr. Kumar.

Acacia Research Corporation Consolidated Financial Results
(See Separate Financial Results for Acacia Research Corporation’s Acacia Technologies Group and CombiMatrix Group below)

For the Three Months Ended June 30, 2007 and 2006

Refer to the accompanying Acacia Research Corporation consolidated condensed balance sheet information as of June 30, 2007 and December 31, 2006 and consolidated condensed statement of operations information for the three and six months ended June 30, 2007 and 2006, under the heading “Acacia Research Corporation - Consolidated Summary Financial Information,” below.

Split-off of CombiMatrix Corporation. In January 2006, Acacia Research Corporation’s board of directors approved a plan for its wholly owned subsidiary, CombiMatrix Corporation, to become an independent public company. CombiMatrix Corporation’s registration statement on Form S-1 was declared effective on June 8, 2007. Following the redemption period required by Acacia Research Corporation's Articles of Incorporation, on August 15, 2007 (the “Redemption Date”) CombiMatrix Corporation will split-off from Acacia Research Corporation through the redemption of all outstanding shares of Acacia Research-CombiMatrix common stock (“AR-CombiMatrix stock”) (the “Split-off Transaction”). On the Redemption Date, every ten (10) shares of AR-CombiMatrix stock outstanding on August 15, 2007, will be redeemed for one (1) share of common stock of CombiMatrix Corporation. As of June 30, 2007, CombiMatrix Corporation continues to be wholly owned by Acacia Research Corporation, and will continue to be wholly owned by Acacia Research Corporation until the August 15, 2007 Redemption Date. Subsequent to the Redemption Date, Acacia Research Corporation will no longer own any equity interests in CombiMatrix Corporation and the two companies will operate independently of each other.

In accordance with guidance set forth in SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“SFAS No. 144”) since the operations and cash flows of CombiMatrix Corporation will be eliminated from the ongoing operations of Acacia Research Corporation as a result of the eventual consummation of the Split-off Transaction and Acacia Research Corporation will not have any continuing involvement in the operations of CombiMatrix Corporation subsequent to the consummation of the Split-off Transaction, Acacia Research Corporation’s accompanying consolidated statements of operations for the three and six months ended June 30, 2007 and 2006 reflect the results of operations for the CombiMatrix group as "Discontinued Operations."

Refer to “Acacia Technologies Group Financial Results” below for a discussion of the financial results for the continuing operations of the Acacia Technologies group for the three months ended June 30, 2007 and 2006. Refer to “CombiMatrix Group Financial Results” below for a discussion of the financial results for the CombiMatrix group for the three months ended June 30, 2007 and 2006, which are included in discontinued operations in the accompany consolidated Acacia Research Corporation financial information included herein.

Acacia Technologies Group Financial Results
(A Division of Acacia Research Corporation)

For the Three Months Ended June 30, 2007 and 2006

Second quarter 2007 license fee revenues recognized by the Acacia Technologies group were $5,865,000 versus $14,371,000 in the comparable 2006 period. Second quarter 2007 revenues included license fees from 20 new licensing agreements executed during the quarter. Second quarter 2007 license fee revenues included license fees from 8 of our technology licensing programs, including initial license fees from our Virtual Computer Workspace technology, and fees from the licensing of our DMT® technology, Audio Communications Fraud Detection technology, Audio/Video Enhancement and Synchronization technology, Credit Card Fraud Protection technology, Image Resolution Enhancement technology, Pop-up Advertising technology and Portable Storage Devices with Links technology. To date, the Acacia Technologies group has generated revenues from 25 of its technology licensing programs.

Trailing twelve-month revenues for the Acacia Technologies group were $46.8 million as of June 30, 2007, as compared to $55.3 million as of March 31, 2007, $34.8 million at December 31, 2006 and $34.1 million as of June 30, 2006.

The Acacia Technologies group reported a second quarter 2007 division net loss of $3,588,000 versus net income of $1,157,000 in the comparable 2006 period. Included in second quarter 2007 divisional results are non-cash stock compensation charges and non-cash patent amortization charges totaling $2,458,000 versus $2,215,000 in the comparable 2006 period.

Second quarter 2007 marketing, general and administrative expenses increased to $4,190,000 (including non-cash stock compensation charges of $1,144,000) from $2,986,000 (including non-cash stock compensation charges of $889,000) in the comparable 2006 period. The net increase was due primarily to the addition of licensing, business development and engineering personnel since the end of the comparable 2006 period and an increase in other personnel costs, an increase in employee non-cash stock compensation charges related to the issuance of additional equity based incentive awards to new and existing employees, and an increase in corporate, general and administrative costs related to the continued growth and expansion of Acacia Technologies group’s ongoing operations.

Acacia Technologies group operating expenses for the second quarter of 2007 and 2006 included inventor royalties expenses of $1,611,000 and $3,998,000, respectively, and contingent legal fees expenses of $1,795,000 and $3,849,000, respectively. The decrease in inventor royalties expense and contingent legal fees expense primarily reflects the decrease in license fee revenues for the second quarter of 2007, as compared to the second quarter of 2006. The majority of the Acacia Technologies group’s patent portfolios are subject to patent and patent rights agreements with inventors containing provisions granting to the original patent owner the right to receive inventor royalties based on future net revenues, as defined in the respective agreements, and may also be subject to contingent legal fee arrangements with external law firms engaged on a contingent fee basis. The economic terms of the inventor and contingent arrangements, if any, vary across the Acacia Technologies group’s patent portfolios. As such, inventor royalties and contingent legal fees expenses fluctuate period to period based on the amount of revenues recognized each period and the mix of specific patent portfolios generating revenues each period.

Second quarter 2007 patent-related legal expenses were $1,069,000 versus $1,082,000 in the comparable 2006 period. Patent-related legal expenses include patent-related prosecution and enforcement costs incurred by outside patent attorneys engaged on an hourly basis and the out-of-pocket expenses incurred by law firms engaged on a contingent fee basis. Patent-related legal expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period. Patent-related legal expenses include case related costs billed by outside counsel for economic analyses and damages assessments, expert witnesses and other consultants, case related audio/video presentations for the court, and other litigation support and administrative costs. We expect patent-related legal expenses to continue to fluctuate quarter to quarter based on the factors summarized above, in connection with the Acacia Technologies group’s current and future patent commercialization and enforcement programs.

Financial Condition

Total assets for the Acacia Technologies group were $71,804,000 as of June 30, 2007 compared to $65,770,000 as of December 31, 2006. Cash and cash equivalents and short-term investments totaled $50,375,000 as of June 30, 2007 compared to $44,998,000 as of December 31, 2006.

CombiMatrix Group Financial Results
(A Division of Acacia Research Corporation)

For the Three Months Ended June 30, 2007 and 2006

Refer to “Acacia Research Corporation Consolidated Financial Results” above for information regarding the Split-off of CombiMatrix Corporation from Acacia Research Corporation and the presentation of the results of the CombiMatrix group as a component of "Discontinued Operations" in the accompany consolidated Acacia Research Corporation statements of operations for the periods presented.

Revenues for the second quarter of 2007 were $1,336,000 versus $1,137,000 for the first quarter of 2007 and $1,792,000 in the comparable 2006 period. Second quarter 2007 revenues were comprised of $679,000 in government contact revenues and $657,000 in CustomArrayTM product, equipment and service revenues, including diagnostic services. Second quarter 2006 revenues were comprised of $574,000 of government contract revenues and $1,218,000 of CustomArrayTM product, equipment and service revenues. The decrease in product revenues was due primarily to the expected lack of DNA synthesizer instrument sales in 2007 compared to 2006.

The second quarter 2007 division net loss was $3,567,000 versus $3,442,000 in the comparable 2006 period. The second quarter 2007 results included non-cash charges including stock compensation, patent amortization and depreciation and other charges totaling $1,408,000 versus $1,265,000 in the comparable 2006 period. The second quarter 2007 results also included a non-cash charge of $145,000 related to the adjustment of the CombiMatrix group’s long-term warrant liability to fair value as of June 30, 2007, compared to a non-cash credit of $1,490,000 for the comparable 2006 period. Excluding the effects of the warrant liability adjustments, our second quarter net loss improved by $1,510,000, or 31% as compared to the net loss for the second quarter of 2006.

Second quarter 2007 internal research and development expenses decreased to $1,102,000 (including non-cash stock compensation charges of $144,000) versus $2,182,000 (including non-cash stock compensation charges of $193,000) in the comparable 2006 period. The overall decrease was due to reduced headcount dedicated to research and development as well as fewer research and development projects underway in the current quarter as compared to the prior year quarter, as part of the CombiMatrix group’s overall cost reduction efforts.

Second quarter 2007 marketing, general and administrative expenses decreased to $2,304,000 (including non-cash stock compensation charges of $117,000) from $3,118,000 (including non-cash stock compensation charges of $280,000) in the comparable 2006 period. The overall decrease was due primarily to reduced rent expense resulting from the February 1, 2007 lease amendment between the CombiMatrix group and it’s landlord in Mukilteo, Washington, reduced sales and marketing expenses and general and administrative salaries and expenses as part of the CombiMatrix group’s overall cost reduction efforts.

Financial Condition

Total assets for the CombiMatrix group were $41,252,000 as of June 30, 2007 compared to $44,214,000 as of December 31, 2006. Cash and cash equivalents and short-term investments totaled $12,797,000 as of June 30, 2007 compared to $14,342,000 as of December 31, 2006.

Business Highlights and Recent Developments

Business highlights of the second quarter and recent developments include:

Acacia Technologies group:

•
Disc Link Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into non-exclusive licenses with the following companies, covering patents relating to portable storage devices with links:

•	Sage Software North America, resolving litigation that was pending in the United States District Court for the Eastern District of Texas.
•	Altera Corporation.
•	Kofax Image Products, Inc., resolving litigation that was pending in the United States District Court for the Eastern District of Texas.
•	Nuance Communications, Inc., resolving litigation that was pending in the United States District Court for the Eastern District of Texas.
•	Palo Alto Software, Inc., resolving litigation that was pending in the United States District Court for the Eastern District of Texas.
•	CMS Products, Inc., resolving litigation that was pending in the United States District Court for the Eastern District of Texas.

The portable storage devices with links technology generally relates to products sold or distributed on CDs or DVDs that include a link to retrieve additional data via the Internet.

•
Financial Systems Innovation LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into non-exclusive licenses with the following companies, covering a patent that applies to credit card fraud protection technology:

•	Stock Building Supply Holdings, Inc.
•	Skechers, U.S.A., Inc.
•	Jones Apparel Group.
•	Hugo Boss USA, Inc.
•	Goodyear Tire & Rubber Company.
•	Whole Foods Market Services, Inc.
•	Payless ShoeSource, Inc.
•	C & J Clark America, Inc., which owns the Bostonian Shoe Company and Hanover Stores.
•	Dick’s Sporting Goods, Inc.
•	Sears Holdings Management Corporation.
•	SAP AG, a German corporation, and its related companies, including Triversity, Inc.
•	J. Crew Group, Inc.
•	Lowe’s Home Centers, Inc.

The patented technology generally relates to methods for determining and preventing fraud when using telephonic, computer network or other communication services to complete a sale. The claims cover methods for preventing fraud during the purchase of services for entertainment or technical support.  These methods help protect vendors from credit card charge-backs and help protect consumers whose credit card numbers may have been stolen.

•
InternetAd Systems, LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into licenses with the following companies covering a portfolio of patents that apply to Pop-Up Advertising:

•	Discovery Communications Corp.
•	Move, Inc. (formerly Homestore, Inc.), resolving a patent infringement lawsuit that was pending in the District Court for the Northern District of Texas.
•	JBS Sports, Inc. dba Rivals.com
•	FreeRealTime.com, Inc., resolving a patent infringement lawsuit that was pending in the District Court for the Northern District of Texas.

•
IP Innovation, LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into a license and settlement agreement with LG Philips LCD Co., Ltd., covering patents that apply to Audio/Video Enhancement and Image Resolution Enhancement technologies. The agreement with LG Philips resolves a patent infringement lawsuit which was pending in the United States District Court for the Northern District of Illinois.

The Audio/Video Enhancement technologies generally relate to the use of a noise reduction filtering system for digital video compression, and for video and audio signals received by digital radios and video displays. The Image Resolution Enhancement technologies generally relate to the modification of a video or printed display to improve the perceived image quality beyond the basic pixel resolution of the display.

•	Acacia Patent Acquisition Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, continued its patent and patent rights acquisition activities as follows:

•
In April 2007, acquired rights to patents relating to electronic message advertising. This patented technology generally relates to the software, methods and systems used to insert, transmit and display background images and graphics.  This technology may be used in instant messaging “skins” and email backgrounds.

•
In April 2007, acquired rights to a patent relating to physical access control. This patented technology generally relates to security systems that use smart cards to allow entry to restricted areas.  This technology may be used in military and civilian government facilities as well as corporate environments that require verifiable personnel access.

•
In April 2007, acquired rights to a patent relating to facilities operation management systems. This patented technology generally relates to a computerized system for managing the operations of a facility. This system can be used to manage the maintenance of a facility by defining inspection schedules and generating work orders.

•
In May 2007, acquired a patent relating to text auto-completion technology. This patented technology generally relates to systems and software that perform auto-completion of user text entry.  This technology may be used in cell phones/PDA’s, computers, email clients, web browsers, search engines and other applications where auto-completion makes text entry more efficient.

•
In May 2007, acquired rights to a patent relating to parallel processors with shared memory. This patented technology relates to a parallel processor comprising multiple processing elements capable of performing parallel operations with access to shared memory. This technology may be applicable to computing systems, game consoles and graphic processing.

•
In May 2007, acquired rights to patents relating to remote management of imaging devices. This patented technology generally relates to systems and methods that provide remote control and monitoring of networked imaging devices such as copiers, printers and fax machines.

•
In June 2007, acquired rights to a patent portfolio relating to communication resource monitoring. This patented technology generally relates to systems and methods that track and report network communications resource activity.  This technology may be used in enterprise software systems to give management visibility into computer and network resource utilization and to facilitate IT operations expense chargebacks.

•
In June 2007, acquired rights to patents relating to purifying nucleic acids. These patents generally relate to methods and equipment used to purify plasmid DNA products. This technology may be used in the production of ultrapure pharmaceutical quality nucleic acids for DNA-vaccines and gene therapies. The technology is applicable to biotech products for a wide variety of diseases.

•
In June 2007, purchased 3 patent portfolios, consisting of 36 U.S. patents, covering semiconductor technologies relating to flash memory, computer and gaming console graphics and DRAM from Alliance Semiconductor Corporation. The flash memory portfolio consists of 16 patents relating to the architecture, manufacturing and operation of flash memory, including NOR flash. NOR flash technology is used extensively in cell phones. The computer and gaming console graphics portfolio includes 14 patents relating to the architecture of graphic systems. The technology has applications in high-end personal computers and gaming consoles. The DRAM portfolio includes 6 patents relating to circuits and manufacturing of DRAM. DRAM technology is widely used in personal computers and gaming consoles. Alliance Semiconductor Corporation was a leading provider of high performance memory products for computing, embedded, and consumer markets.

•
In July 2007, Acacia Research Corporation announced that Jonathan Taub joined its Acacia Technologies group as Vice President. Mr. Taub joins Acacia from Microsoft, where he was Director, Strategic Alliances for the Mobile and Embedded Devices (MED) division since 2004. Mr. Taub developed strategic initiatives and constructed and negotiated agreements enabling MED to be Microsoft’s fastest growing revenue division. He received a 2006 Heroes and Key Achievers award from Microsoft for negotiating strategic deals with Qualcomm and STMicroelectronics. From 2002 to 2004 he was Business Development Manager for Microsoft’s Security Business Unit, where he co-led Microsoft’s anti-virus business strategy.

Prior to joining Microsoft, Mr. Taub was Director, Business Development with Nortel Networks and was an intellectual property and corporate law Associate with Covington & Burling in Washington, D.C. Mr. Taub holds a B.S. from the University of Pennsylvania, Wharton School of Business and a J.D. from Harvard Law School.

•
Since the last report to stockholders on April 26, 2007, companies that are part of the Acacia Technologies group dismissed 6 lawsuits in their entirety involving 6 parties, in connection with our Micromesh, High Quality Image Processing, Image Resolution Enhancement and Credit Card Fraud Protection technologies We also dismissed 10 parties from ongoing litigation in connection with our Audio/Video Enhancement and Synchronization, User Activated Internet Advertising, Portable Storage Devices with Links, and Credit Card Fraud Protection and Information Monitoring technologies. In addition, we became involved in 4 new lawsuits with 120 parties in connection with our Fluid Flow Control and Monitoring, Physical Access Control, Credit Card Fraud Protection, and Electronic Address List Management technologies. We currently have 31 ongoing lawsuits involving 233 companies.

CombiMatrix group:

•
On April 23, 2007, the CombiMatrix group announced that it had updated its Influenza Detection System, which consists of the CombiMatrix Influenza A Microarray ElectrasenseTM Reader and sample preparation kit. The new version of the system’s content takes into account more than 2,000 new sequences that have been recently released by the Influenza Genome Sequencing Project.

•
On May 1, 2007, the CombiMatrix group announced that industry veteran, Dyndyal Ramkissoon, had been appointed VP of Sales and Marketing of its subsidiary, CombiMatrix Molecular Diagnostics, Inc. (“CMDX”). Mr. Ramkissoon, one of the cytogenetics industry’s most accomplished sales and marketing executives, will be responsible for leading CMDX’s marketing initiatives for its innovative molecular diagnostics business and for assembling CMDX’s national sales organization.

•
On May 7, 2007, Acacia announced that it had completed a registered direct offering of $5.0 million of Acacia Research - CombiMatrix common stock and common stock warrants, the proceeds of which were contributed to the CombiMatrix group.

•
On June 11, 2007, the CombiMatrix group announced that its registration statement on Form S-1 had been declared effective by the Securities and Exchange Commission as of June 8, 2007, and that the redemption of AR-CombiMatrix common stock for CombiMatrix Corporation common stock and split off date of CombiMatrix from Acacia would occur on August 15, 2007 (the “Redemption Date”). As of the Redemption Date, every ten shares of AR-CombiMatrix common stock currently issued and outstanding will be redeemed for one new share of CombiMatrix Corporation common stock, which is scheduled to trade on the Nasdaq Capital Market exchange under the symbol, “CBMX.D” for approximately 20 trading days, after which the symbol will revert to “CBMX.”

•
On June 25, 2007, the CombiMatrix group announced that CMDX had completed the clinical validation and had launched the second of its HemeScanTM suite of BAC array CGH-based tests. The test is designed to quickly evaluate tumor genetic content, which is a strong predictor of clinical outcome in pediatric and adult acute lymphoblastic leukemia. The HemeScan tests are the industry’s first clinically validated cancer diagnostic based on BAC array CGH technology.

A conference call is scheduled for today. The Acacia Technologies Group presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern). The CombiMatrix Group presentation and Q&A session will start at 2:15 p.m. Pacific Time (5:15 p.m. Eastern).

To listen to the presentation by phone, dial (877) 502-9274 for domestic callers and (913) 981-5584 for international callers, both of whom will need to provide the operator with the confirmation code 4360878. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the code 4360878 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The Acacia Technologies group develops, acquires, and licenses patented technologies.  Acacia controls 76 patent portfolios covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, image resolution enhancement, interactive data sharing, interactive television, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, resource scheduling, spreadsheet automation, and user activated Internet advertising.

The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins.  The CombiMatrix group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies group and the CombiMatrix group is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ACACIA RESEARCH CORPORATION
CONSOLIDATED SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONSOLIDATED BALANCE SHEET INFORMATION

	June 30,	December 31,
	2007	2006

Total Assets	$113,016	$109,604
Total Liabilities	$17,222	$15,295
Total Stockholders’ Equity	$95,794	$94,309

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues:
License fees	$5,865	$14,371	$31,050	$19,088
Total revenues	5,865	14,371	31,050	19,088

Operating expenses:
Marketing, general and administrative expenses (including non-cash stock compensation expense of $1,144 and $1,907 for the three and six months ending
June 30, 2007 and $889 and $1,937 for the three and six months ending June 30, 2006)	4,190	2,986	8,518	6,492
Legal expenses - patents	1,069	1,082	2,436	1,448
Inventor royalties and contingent legal fees expense - patents	3,406	7,847	17,528	10,118
Amortization of patents	1,314	1,326	2,630	2,669
Write-off of patent-related intangible asset	-	297	-	297

Total operating expenses	9,979	13,538	31,112	21,024
Operating income (loss)	(4,114)	833	(62)	(1,936)
Total other income	650	394	1,057	753

Income (loss) from continuing operations before income taxes	(3,464)	1,227	995	(1,183)
Provision for income taxes	(124)	(70)	(148)	(38)
Income (loss) from continuing operations - Acacia Technologies Group	(3,588)	1,157	847	(1,221)

Discontinued operations - Split-off of CombiMatrix Corporation

Loss from discontined operations - Split-off of CombiMatrix Corporation	(3,667)	(3,500)	(5,800)	(11,220)
Net income (loss)	$(7,255)	$(2,343)	$(4,953)	$(12,441)

Earnings (loss) per common share:
Continuing Operations - Attributable to the Acacia Technologies group:
Net income (loss) from continuing operations	$(3,588)	$1,157	$847	$(1,221)
Basic earnings (loss) per share	(0.13)	0.04	0.03	(0.04)
Diluted earnings (loss) per share	(0.13)	0.04	0.03	(0.04)

Discontiued operations - Attributable to the CombiMatrix group:
Loss from discontinued operations - Split-off of CombiMatrix Corporation	$(3,667)	$(3,500)	$(5,800)	$(11,220)
Basic and diluted loss per share	(0.06)	(0.09)	(0.11)	(0.29)

Weighted average shares:
Acacia Research - Acacia Technologies stock:
Basic	28,298,328	27,507,024	28,071,069	27,454,066
Diluted	28,298,328	30,324,732	31,064,677	27,454,066
Acacia Research - CombiMatrix stock:
Basic and diluted	57,143,839	39,018,844	54,842,813	39,005,696

ACACIA TECHNOLOGIES GROUP
(A Division of Acacia Research Corporation)
SUMMARY FINANCIAL INFORMATION
(In thousands)
(Unaudited)

GROUP BALANCE SHEET INFORMATION

	June 30,	December 31,
	2007	2006

Total Assets	$71,804	$65,770
Total Liabilities	$4,641	$4,276
Total Stockholders’ Equity	$67,163	$61,494

GROUP STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

Revenues:
License fees	$5,865	$14,371	$31,050	$19,088
Total revenues	5,865	14,371	31,050	19,088

Operating expenses:
Marketing, general and administrative expenses (including
non-cash stock compensation expense of $1,144 and $1,907
for the three and six months ended June 30, 2007 and $889
and $1,937 for the three and six months ended June 30, 2006)(1)	4,190	2,986	8,518	6,492
Legal expenses - patents	1,069	1,082	2,436	1,448
Inventor royalties and contingent legal fees expense - patents	3,406	7,847	17,528	10,118
Amortization of patents	1,314	1,326	2,630	2,669
Write-off of patent-related intangible asset	-	297	-	297

Total operating expenses	9,979	13,538	31,112	21,024

Operating income (loss)	(4,114)	833	(62)	(1,936)

Total other income	650	394	1,057	753

Income (loss) from continuing operations before income taxes	(3,464)	1,227	995	(1,183)

Provision for income taxes	(124)	(70)	(148)	(38)

Division net income (loss	$(3,588)	$1,157	$847	$(1,221)

Notes:

Note 1 –
Direct costs incurred in connection with the Split-off Transaction originally included in Acacia Research Corporation corporate accounts, totaling $100,000 and $136,000 for the three and six months ended June 30, 2007, respectively, and $58,000 and $89,000 for the three and six months ended June 30, 2006, respectively, have been classified / reclassified to “Discontinued Operations” to conform to the current presentation, pursuant to the guidance set forth in SFAS No. 144.

COMBIMATRIX GROUP
(A Division of Acacia Research Corporation)
SUMMARY FINANCIAL INFORMATION
(In thousands)
(Unaudited)

GROUP BALANCE SHEET INFORMATION

	June 30,	December 31,
	2007	2006

Total Assets	$41,252	$44,214
Total Liabilities	$12,621	$11,399
Total Stockholders’ Equity	$28,631	$32,815

GROUP STATEMENTS OF OPERATIONS
(Reflected in Discontinued Operations - Split-off of CombiMatrix Corporation, in the accompanying
Acacia Research Corporation Consolidated condensed Statements of Operations above)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues:
Government contracts	$679	$574	$1,228	$838
Products	458	1,158	898	2,082
Service contracts	199	60	347	117
Total revenues	1,336	1,792	2,473	3,037

Operating expenses:
Cost of government contract revenues	641	542	1,175	792
Cost of product sales	248	340	551	561
Research and development expenses (including non-cash stock compensation expense of $144 and $402 for the three and six months ended June 30, 2007
and $193 and $406 for the three and six months ended June 30, 2006)	1,102	2,182	2,950	4,561
Marketing, general and administrative expenses (including non-cash stock compensation expense of $117 and $334 for the three and six months ended June 30, 2007
and $280 and $682 for the three and six months ended June 30, 2006)	2,304	3,118	4,791	7,030
Amortization of patents and royalties	344	385	662	709
Loss from equity investment	250	294	522	533
Total operating expenses	4,889	6,861	10,651	14,186
Operating loss	(3,553)	(5,069)	(8,178)	(11,149)
Total other income (expense)	(14)	1,627	2,514	(16)

Loss from operations before income taxes	(3,567)	(3,442)	(5,664)	(11,165)

Benefit for income taxes	-	-	-	34

Division net loss	$(3,567)	$(3,442)	$(5,664)	$(11,131)

Reconciliation to Acacia Research Corporation Consolidated Financial Statements:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

CombiMatrix group - Net loss, as shown above(2)	$(3,567)	$(3,442)	$(5,664)	$(11,131)
Additional Split off Cost reclassified to discontinued operations(1)	(100)	(58)	(136)	(89)

Loss from discontined operations - Split-off of CombiMatrix Corporation(3)	$(3,667)	$(3,500)	$(5,800)	$(11,220)

Notes:
Note 1 - Includes additional Split-off costs originally included in Acacia Research Corporation corporate accounts. Amounts are required to be reclassified to discontinued operations for all periods presented pursuant to guidance set forth in SFAS No. 144.
Note 2 - Reflects CombiMatrix group stand-alone separate group presentation, before reclassifications related to the discontinued operations presentation in the Acacia Research Corporation consolidated financial information above.
Note 3 - Refer to Acacia Research Corporation consolidated financial information above.